Exhibit 10.16

SHARE TRANSFER AGREEMENT

This SHARE TRANSFER AGREEMENT, dated as of _______, 2023 (this “Agreement”), is entered into by _______ (“Investor”) and Nova Pulsar Holdings Limited, the Sponsor (the “Sponsor”) of Nova Vision Acquisition Corp., a British Virgin Islands company (“SPAC”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the NPA (as defined below).

WHEREAS, as of the date hereof, Sponsor owns 1,097,500 ordinary shares, par value $0.0001 per share, of SPAC (all such shares, or any successor shares of SPAC of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement being referred to herein as the “Shares”);

WHEREAS, SPAC has entered into an Agreement and Plan of Merger, dated as of March 27, 2023 (as amended from time to time, the “Merger Agreement”), with Real Messenger Holdings Limited (“RM”), pursuant to which, among other things, a wholly owned subsidiary of SPAC will become a publicly traded company (“PubCo”) and will own 100% of RM (the “Merger”);

WHEREAS, RM and Investor are parties to a Convertible Note Purchase Agreement of even date herewith (the “NPA”), pursuant to which, among other things, Sponsor will transfer _______ Shares (the “Transfer Shares”) to Investor on the day of Closing;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Transfer of Transfer Shares. On the Closing Date (defined below), Sponsor will transfer to Investor, for the consideration set forth in the NPA, an aggregate of _______ Transfer Shares. If the Closing does not occur, then Sponsor shall have no obligation to transfer the Transfer Shares.

2. Restrictions on Transfer Shares. Investor has read the Stock Escrow Agreement, dated as of August 5, 2021 (the “Escrow Agreement”), a copy of which is attached as Exhibit A hereto, by and among SPAC, Sponsor, certain other initial shareholders of SPAC and American Stock Transfer & Trust Company, LLC (the “Escrow Agent”). Investor acknowledges that Section 3.1 of the Escrow Agreement provides that the Transfer Shares shall be held in escrow for up to twelve (12) months after the Closing Date (such period, the “Lock-Up Period”); and that Section 3.1 of the Escrow Agreement imposes certain restrictions on the transfer of the Transfer Shares during the Lock-Up Period. At the Closing (as defined herein), Investor agrees to execute documentation satisfactory to Sponsor and the Escrow Agent, evidencing its agreement to be bound by all of the terms in the Escrow Agreement.

3. Closing. The closing of the transactions contemplated herein (the “Closing”) shall take place on the Closing Date (the “Closing Date”). At the Closing:

(a) Sponsor will deliver to Investor (i) a SPAC share certificate representing the Transfer Shares, and/or such other documentation sufficient to transfer issue the Transfer Shares to Investor, (ii) an updated Register of Members of SPAC evidencing Investor’s ownership of _______ Transfer Shares, and (iii) an executed consent of a duly authorized officer of SPAC consenting to the transactions set forth in this Agreement;

(b) Investor will deliver to Sponsor a letter, addressed to the Escrow Agent and Sponsor, indicating its agreement to be bound by the terms of the Escrow Agreement, in the form of Exhibit B;

(c) Sponsor will deliver to Investor a certificate executed by a Sponsor senior officer to the effect that all representations and warranties of Sponsor in this Agreement are true and complete in all material respects as of the Closing Date and also attaching resolutions of Sponsor’s board of directors authorizing this Agreement, the transfer of the Transfer Shares to the Investor and the transactions contemplated hereby;

(d) Investor will deliver to Sponsor a certificate executed by an Investor senior officer to the effect that all representations and warranties of Investor in this Agreement are true and complete in all material respects as of the Closing Date and, if applicable, also attaching resolutions of Investor’s board of directors;

(e) Investor will execute a joinder to the Letter Agreement executed by the Sponsor and addressed to SPAC and EF Hutton, division of Benchmark Investments, LLC (the “Letter Agreement”), in substantially the form attached here to as Exhibit C (the “Joinder”) pursuant to which Investor shall agree with the Company to be bound by Sections 3 and 10 of the Letter Agreement with respect to the Transfer Shares and by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Transfer Shares (upon acquisition thereof) as “Registrable Securities” thereunder;

(f) Each party shall execute and deliver such other documents or instruments as Sponsor may reasonably request to effect the transactions contemplated hereby.

4. Permissions. Investor hereby: (a) agrees to permit SPAC to publish and disclose Investor’s identity, ownership of the Transfer Shares and the nature of Investor’s commitments, arrangements and understandings under this Agreement, and, if deemed appropriate by SPAC or Sponsor, a copy of this Agreement, in (i) the Registration Statement/Proxy Statement, relating to the business combination by and between SPAC and Real Messenger Holdings Limited, (ii) any Form 8-K filed by SPAC relating to the transactions contemplated herein, and (iii) any other documents or communications provided by SPAC or Sponsor to any Governmental Authority or to securityholders of SPAC, in each case, to the extent required by the federal securities laws or the SEC or any other securities authorities; and (b) shall and does authorize Sponsor, SPAC and any of their respective counsels to notify SPAC’s transfer agent that there is a stop transfer order with respect to all of the Transfer Shares, provided that Sponsor, SPAC, or such counsel, as applicable, further notifies SPAC’s transfer agent to lift and vacate the stop transfer order with respect to the Transfer Shares upon the end of the Lock-Up Period. Investor agrees that it shall not, and shall cause its Affiliates not to indirectly accomplish or attempt to accomplish that which it is not permitted to accomplish directly under this Agreement.

5. Acknowledgement. Investor (i) acknowledges that Sponsor and/or SPAC may possess or have access to material non-public information which has not been communicated to Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Sponsor and/or SPAC or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that each of Sponsor and SPAC is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

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6. Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to Investor as follows:

(a) Sponsor is the legal and record owner of the Transfer Shares.

(b) Sponsor has all requisite power and authority under the laws of the jurisdiction of its formation to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary action on the part of Sponsor. This Agreement constitutes a valid and legally binding agreement of Sponsor, enforceable against it in accordance with its terms.

(c) None of the execution, delivery or performance by Sponsor of this Agreement will (i) contravene or conflict with Sponsor’s organizational documents, (ii) contravene or conflict with or constitute a violation of any provision of any law or governmental order binding upon or applicable to Sponsor, constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Sponsor or (iii) result in the creation or imposition of any lien on any of the Transfer Shares.

(d) Sponsor will be responsible for any fees or expenses owed to any investment banker, broker, finder or other intermediary which has been retained by it or SPAC or is authorized to act on behalf of it or SPAC who is or might be entitled to any fee or commission from it or SPAC upon consummation of the transactions contemplated by this Agreement.

7. Representations and Warranties of Investor. Sponsor hereby represents and warrants to Investor as follows:

(a) If Investor is not a natural person, Investor has all requisite power and authority under the laws of the jurisdiction of its formation to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary action on the part of Investor. This Agreement constitutes a valid and legally binding agreement of Investor, enforceable against it in accordance with its terms.

(b) None of the execution, delivery or performance by Investor of this Agreement will (i) contravene or conflict with Investor’s organizational documents, if any, (ii) contravene or conflict with or constitute a violation of any provision of any law or governmental order binding upon or applicable to Investor, constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Investor or (iii) result in the creation or imposition of any lien on any of the Transfer Shares.

(c) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Investor who is or might be entitled to any fee or commission from Investor upon consummation of the transactions contemplated by this Agreement.

8. Waiver. Reference is made to the final prospectus of SPAC, dated August 5, 2021 (the “Prospectus”). Investor has read the Prospectus and understands that SPAC has established the Trust Account defined therein for the benefit of the public SPAC shareholders and the underwriters of the initial public offering pursuant to the Investment Management Trust Agreement between the SPAC and the Escrow Agent (the “Trust Agreement”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, SPAC may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of SPAC agreeing to enter into this Agreement, the Company and the Investor for itself and on behalf of its affiliates, hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with SPAC and hereby agrees that it will not seek recourse against the Trust Account for any reason.

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9. Termination. This Agreement and the obligations of Sponsor under this Agreement shall automatically terminate upon the earliest of: (a) the termination of the NPA, and (b) the mutual agreement of the parties hereto. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

10. Governing Law; Jurisdiction; Jury Trial Waiver.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. All actions, suits or proceedings (collectively, “Action”) arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of Delaware (and any appellate courts thereof). The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of Delaware (and any appellate courts thereof) for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(b) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court within the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

(c) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court within the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

(d) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 9(d).

11. Counterpart. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. Amendment. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Sponsor and Investor. No provision hereof may be waived except in a writing signed by the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

13. Effectiveness. This Agreement shall not be effective or binding upon Sponsor until such time as the DESPAC Closing occurs.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTOR

By:
Name:
Title:

NOVA PULSAR HOLDINGS LIMITED

By:
Name:
Title:	Director

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Exhibit A

STOCK ESCROW AGREEMENT

STOCK ESCROW AGREEMENT, dated as of August 5, 2021 (“Agreement”), by and among NOVA VISION ACQUISITION CORP., a British Virgin Islands Company (the “Company”), the initial shareholders listed on Exhibit A attached hereto (each, an “Initial Shareholder” and collectively the “Initial Shareholders”) and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated as of August 5, 2021 (“Underwriting Agreement”), with EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), acting as the representative of the underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 5,000,000 units (“Units”) of the Company, plus an additional 750,000 Units if the Underwriters exercise their over-allotment option in full. Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), one redeemable warrant, each redeemable warrant entitling its holder to purchase one-half (1/2) of one Ordinary Share at an exercise price of $11.50 per full Ordinary Share, and one right with each right entitling its holder to receive one-tenth (1/10) of one Ordinary Share, all as more fully described in the Company’s final Prospectus, dated August 5, 2021 (“Prospectus”), comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-257124) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on August 5, 2021 (“Effective Date”).

WHEREAS, the Initial Shareholders have agreed as a condition of the sale of the Units to deposit their Insider Shares (as defined in the Prospectus), as set forth opposite their respective names in Exhibit A attached hereto (collectively “Escrow Shares”), in escrow as hereinafter provided.

WHEREAS, the Company and the Initial Shareholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Initial Shareholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Shares. On or prior to the date hereof, each of the Initial Shareholders delivered to the Escrow Agent certificates representing such Initial Shareholder’s respective Escrow Shares, together with applicable share powers, to be held and disbursed subject to the terms and conditions of this Agreement. Each of the Initial Shareholders acknowledges that the certificate representing such Initial Shareholder’s Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

3. Disbursement of the Escrow Shares.

3.1 The Escrow Agent shall hold the Escrow Shares during the period (the “Escrow Period”) commencing on the date hereof and ending on the earlier of (x) 150 calendar days after the date on which the closing price of the Ordinary Share equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination (as described in the Registration Statement, hereinafter a “Business Combination”)and (y) twelve months after the date of the consummation of an initial Business Combination. The Company shall promptly provide written notice of the consummation of an initial Business Combination and the completion of the Escrow Period to the Escrow Agent. Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Initial Shareholder’s Escrow Shares (and any applicable share power) to such Initial Shareholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, however, that if, any time after the Company consummates an initial Business Combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders of such entity having the right to exchange their Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a written notice executed by the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the Initial Shareholders. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

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3.2 Notwithstanding Section 3.1, if the Underwriters do not exercise their over-allotment option to purchase an additional 750,000 Units of the Company in full within 45 days of the date of the Prospectus (as described in the Underwriting Agreement), the Initial Shareholders agree that the Escrow Agent shall return to the Company for cancellation, at no cost, the number of Escrow Shares held by each such holder determined by multiplying (a) the product of (i) 750,000 multiplied by (ii) a fraction, (x) the numerator of which is the number of Escrow Shares held by each such holder, and (y) the denominator of which is the total number of Escrow Shares, by (b) a fraction, (i) the numerator of which is 750,000 minus the number of Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 750,000. The Company shall promptly provide written notice to the Escrow Agent of the expiration or termination of the Underwriters’ over-allotment option and the number of Units, if any, purchased by the Underwriters in connection with their exercise thereof.

4. Rights of Initial Shareholders in Escrow Shares.

4.1 Voting Rights as a Shareholder. Subject to the terms of the Insider Letters described in Section 4.4 hereof and except as herein provided, the Initial Shareholders shall retain all of their rights as shareholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Shareholders, but all dividends payable in shares or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, the only permitted transfers of the Escrow Shares will be (i) to the Company’s pre-IPO shareholders, or to the Company’s officers, directors, advisors and employees, (ii) if the Initial Shareholder is an entity, as a distribution to partners, members or shareholders of the Initial Shareholder upon the liquidation and dissolution of the Initial Shareholder, (iii) by bona fide gift to a member of the Initial Shareholder’s immediate family or to a trust, the beneficiary of which is the Initial Shareholder or a member of the Initial Shareholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the Initial Shareholder, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (vii) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (viii) to the Company for cancellation in accordance with Section 3.2 above or in connection with the consummation of a Business Combination, in each case, except for clause (viii), on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter (as defined below) signed by the Initial Shareholder transferring the Escrow Shares.

4.4 Insider Letters. Each of the Initial Shareholders has executed a letter agreement with EF Hutton and the Company, dated as indicated on Exhibit A hereto, and the form of which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Shareholder in certain events, including but not limited to the liquidation of the Company.

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5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own reasonable judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8 Waiver. The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

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6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

6.2 Third Party Beneficiaries. Each of the Initial Shareholders hereby acknowledges that EF Hutton is a third-party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of EF Hutton.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, by electronic mail or by facsimile transmission and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Nova Vision Acquisition Corp.

3 Ocean Way #5-7

Singapore 098368

Attn: Eric Ping Hang Wong

E-mail: ericwong@novavisionacquisition.com

If to a Shareholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attn: Reorg Department

A copy (which copy shall not constitute notice) sent hereunder shall be sent to:

EF Hutton

division of Benchmark Investments, LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Attention: David Boral

E-mail: dboral@efhuttongroup.com

and:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Lawrence Venick, Esq.

E-mail: lvenick@loeb.com

and:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attn: Barry Grossman, Esq.

Email: bigrossman@egsllp.com

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Prospectus.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COMPANY:

NOVA VISION ACQUISITION CORP.

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

INITIAL SHAREHOLDERS:

Nova Pulsar Holdings Limited

By:	/s/ Wing-Ho Ngan
Name:	Wing-Ho Ngan
Title:	Director

Poseidon Ocean Corporation

By:	/s/ Kin Stephen Sze
Name:	Kin Stephen Sze
Title:	Director

/s/ Philip Richard Herbert
Eric Ping Hang Wong

/s/ Philip Richard Herbert
Tin Lun Brian Cheng

/s/ Philip Richard Herbert
Philip Richard Herbert

/s/ Chun Fung Horace Ma
Chun Fung Horace Ma

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Executive Director

Signature Page to Nova Vision Stock Escrow Agreement

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EXHIBIT A

Name and Address of Initial Shareholder[1]	Number of Shares	Date of Insider Letter
Nova Pulsar Holdings Limited	1,097,500
Poseidon Ocean Corporation	200,000
Eric Ping Hang Wong	100,000
Tin Lun Brian Cheng	10,000	August 5, 2021
Philip Richard Herbert	10,000
Chun Fung Horace Ma	20,000

1 The address of each of the individuals is c/o Nova Vision Acquisition Corp., 3 Ocean Way #5-7, Singapore 098368.

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Exhibit B

[Investor’s letterhead]

[Date]

American Stock Transfer & Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

To Whom it May Concern:

Reference is made to the Escrow Agreement entered by and among Nova Vision Acquisition Corp., American Stock Transfer & Trust COMPANY, LLC, a New York limited liability trust company (the “Escrow Agent”), and the Initial Shareholders, dated August 5, 2021 (the “Escrow Agreement”).

Capitalized terms used but not defined in this letter shall have the meanings ascribed to them in the Escrow Agreement.

The undersigned understands and agrees that the Escrow Shares that it received at the closing of the business combination are subject to escrow and the Escrow Agent shall hold the Escrow Shares during the period (the “Escrow Period”) commencing on the date hereof and ending on the earlier of (x) 150 calendar days after the date on which the closing price of the Ordinary Share equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s Business Combination and (y) twelve months after the date of the consummation of an initial Business Combination. Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Initial Shareholder’s Escrow Shares (and any applicable share power) to such Initial Shareholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, however, that if, any time after the Company consummates an initial Business Combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders of such entity having the right to exchange their Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a written notice executed by the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the undersigned.

INVESTOR

By:
Name:
Title:

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Exhibit C

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

______, 20_

Reference is made to that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of , 2023 (the “Agreement”), by and among ______________________ (“Investor”), Nova Vision Acquisition Corp. (the “Company”) and Nova Pulsar Holdings Limited (the “Sponsor”), pursuant to which Investor shall be entitled to acquire securities of the Company from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated August 5, 2021 (as it exists on the date of the Agreement, the “Letter Agreement”), by and between the Company and the Sponsor solely with respect to Sections 3 and 10 of the Letter Agreement, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Transfer Shares; and (ii) shall become a party to that certain Registration Rights Agreement, dated August 5, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other stockholders of the Company signatory thereto, and shall be bound by the terms and provisions of the Registration Rights Agreement as an Investor (as defined therein) and entitled to the rights of an Investor under the Registration Rights Agreement and the Transfer Shares (together with any other equity security of the Company issued or issuable with respect to any such Transfer Shares by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other stockholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

INVESTOR

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

Real Messenger Corp. (f/k/a Nova Vision Acquisition Corp.)

By:
Name:
Title:

[Signature Page to Joinder to Letter Agreement and Registration Rights Agreement]

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